10.1 Order to Cease and Desist entered by the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions dated May 1, 2002.

                    FEDERAL DEPOSIT INSURANCE CORPORATION

                               WASHINGTON, D.C.

                                     AND

                     DEPARTMENT OF FINANCIAL INSTITUTIONS

                               STATE OF INDIANA


                                       )
In the Matter of                       )        ORDER TO
                                       )      CEASE AND DESIST
HEARTLAND COMMUNITY BANK   )
FRANKLIN, INDIANA                      )        FDIC-02-026b
                                       )
(Insured State Nonmember Bank)         )
                                       )


      Heartland Community Bank, Franklin, Indiana ("Bank"), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law and regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act ("Act"),
12 U.S.C.   1818(b),  and under  Indiana  Code  Section  28-11-4,  and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST ("CONSENT AGREEMENT") with representatives of the Federal Deposit Insurance Corporation ("FDIC"), and the Department of Financial Institutions for the State of Indiana ("DFI") dated April 15, 2002, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices and violation of regulation, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST ("ORDER") by the FDIC and DFI.
      The FDIC and DFI considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices and violations of laws and regulation. The FDIC and DFI, therefore, accepted the CONSENT AGREEMENT and issued the following:
                          ORDER TO CEASE AND DESIST

      IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. 1813(u), and its successors and assigns, cease and desist from the following unsafe or unsound banking practices and violations of law and regulation:
A. Engaging in hazardous lending and lax collection practices, including, but not limited to, the failure to obtain proper loan documentation, the failure to establish and monitor collateral margins of secured borrowers, and other poor credit administration practices.
B. Operating with an excessive level of adversely classified loans and assets listed for "Special Mention".
C. Operating with an inadequate level of capital protection for the kind and quality of assets held.
D. Operating with an inadequate allowance for loan and lease losses ("ALLL") for the volume, kind, and quality of loans and leases held.
E.    Operating  with  inadequate  earnings to maintain  acceptable  levels of capital.
F.    Violating laws and regulations.
G.    Operating with excessive concentrations of credit.
H.    Failing to follow the Bank's loan policy.
I.    Operating with inadequate policies to monitor and control asset growth.
J. Operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits.
K. Operating with a board of directors which has failed to provide adequate supervision over and direction to the management of the Bank.
      IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:
1. (a) Within 60 days from the effective date of this ORDER, the Bank shall have and retain qualified management. At a minimum, such management shall include a new senior lending officer with an appropriate level of lending, collection, and loan supervision experience for the type and quality of the Bank's loan portfolio. Such person shall be provided the necessary written authority to implement the relevant provisions of this ORDER. The qualifications of management shall be assessed on its ability to:
(i)   Comply with the requirements of this ORDER;
(ii)  Operate the Bank in a safe and sound manner;
(iii) Comply with applicable laws and regulations; and
(iv)  Restore  all  aspects  of  the  Bank  to a  safe  and  sound  condition, including asset quality,  capital adequacy,  earnings,
                        management effectiveness, and liquidity.
(b) During the life of this ORDER, the Bank shall notify the Regional Director of the Chicago Regional Office of the FDIC ("Regional Director") and the Director of DFI ("Director") in writing of any changes in any of the Bank's directors or senior executive officers. For purposes of this ORDER, "senior executive officer" is defined as in section 32 of the Act ("section
32"),  12 U.S.C.    1831(1),  and  section  303.101(b)  of the FDIC Rules and
Regulations, 12 C.F.R.  303.101(b).
(c) Prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall comply with the requirements of section 32 and Subpart F of Part 303 of
the FDIC Rules and  Regulations,  12 C.F.R.   303.100303.104.  In addition,
prior to the addition of any director or the employment of any senior executive officer, the Bank shall request and obtain the written approval of the Regional Director and the Director.
2. (a) Within 60 days from the effective date of this ORDER, the Bank shall retain a bank consultant acceptable to the Regional Director and the Director. The consultant shall develop a written analysis and assessment of the Bank's management and staff needs ("Management Plan") for the purpose of providing qualified management for the Bank.
(b) The Bank shall provide the Regional Director and the Director with a copy of the proposed engagement letter or contract with the consultant for review before it is executed. The contract or engagement letter, at a minimum, should include:
(i)   A  description  of the  work  to be  performed  under  the  contract  or engagement letter;
(ii)  The responsibilities of the consultant;
(iii) An identification of the professional  standards covering the work to be performed;
(iv)  An  identification  of the specific  procedures to be used when carrying out the work to be performed;
(v)   The qualifications of the employee(s) who are to perform the work;
(vi)  The time frame for completion of the work;
(vii) Any restrictions on the use of the reported findings; and
(viii)      A provision for unrestricted examiner access to workpapers.
(c)   The  Management  Plan  shall  be  developed  within  120  days  from the effective  date of  this  ORDER.  The  Management  Plan  shall  include,  at a minimum:
(i)   Identification  of both the type and number of officer  positions needed to properly  manage and  supervise  the affairs of the
                        Bank;
(ii)  Identification  and  establishment of such Bank committees as are needed
                        to   provide   guidance   and   oversight   to  active
                        management;
(iii) Evaluation  of all Bank  officers and lending staff members to determine
                        whether   these   individuals   possess  the  ability,
                        experience,   and  other  qualifications  required  to
                        perform  present  and  anticipated  duties,  including
                        adherence  to  the  Bank's  established  policies  and
                        practices,  and  restoration  and  maintenance  of the
                        Bank in a safe and sound condition; and
(iv)  A plan to recruit and hire any additional or replacement  personnel with
                        the   requisite   ability,   experience,   and   other
                        qualifications  to fill those  officer or staff member
                        positions identified by this paragraph of this ORDER.
(d) The Management Plan and any subsequent modifications thereto shall be submitted to the Regional Director and the Director for review and comment upon its completion. Within 30 days from the receipt of any comments from the Regional Director and the Director and after the adoption of any recommended changes, the Bank shall approve the Management Plan, and record its approval in the minutes of the board of directors' meeting. Thereafter, the Bank, its directors, officers, and employees shall implement and follow the Management Plan and any subsequent modification.
3. (a) Within 60 days from the effective date of this ORDER, the Bank shall increase its level of Tier 1 capital as a percentage of its total assets ("capital ratio") to not less than 8.0 percent.
(b) Within 30 days from the last day of each calendar quarter following the effective date of this ORDER, the Bank shall determine from its Report of Condition and Income its capital ratio for that calendar quarter. If the capital ratio is less than 8.0 percent, the Bank shall, within 60 days of the date of the required determination, increase its capital ratio to not less than 8.0 percent calculated as of the end of that preceding quarterly period. For purposes of this ORDER, Tier 1 capital and total assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations ("Part 325"), 12 C.F.R. Part 325.
(c)   Any  such  increase  in  Tier  1  capital  may  be  accomplished  by the following:
(i)   The sale of common stock and  noncumulative  perpetual  preferred  stock constituting Tier 1 capital under Part 325;
(ii)  The  elimination  of all or part of the assets  classified  "Loss" as of
                        December 3, 2001,  without  loss or  liability  to the
                        Bank,  provided  any such  collection  on a  partially
                        charged-off  asset  shall  first  be  applied  to that
                        portion  of  the  asset  which  was  not  charged  off
                        pursuant to this ORDER;
(iii) The collection in cash of assets previously charged off;
(iv)  The  direct   contribution   of  cash  by  the   directors   and/or  the
                        shareholders of the Bank;
(v)   Any other means acceptable to the Regional Director and the Director; or
(vi)  Any combination of the above means.
(d) If all or part of the increase in capital required by this paragraph is to be accomplished by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank's existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, and to the Department of Financial Institutions, State of Indiana, Indiana Government Center South, 402 West Washington Street, Room W066, Indianapolis, Indiana 46204, for their review. Any changes requested to be made in the materials by the FDIC or DFI shall be made prior to their dissemination.
(e) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank's original offering materials.
(f) The capital ratio analysis required by this paragraph shall not negate the responsibility of the Bank and its board of directors for maintaining throughout the year an adequate level of capital protection for the kind, quality and degree of market depreciation of assets held by the Bank.
4. As of the effective date of this ORDER, the Bank shall pay no cash dividends which would result in a Tier 1 capital ratio of less than 8.0 percent, without the prior written consent of the Regional Director and the Director.
5. As of the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified "Loss" as of December 3, 2001, that have not been previously collected or charged off. Any such charged-off asset shall not be rebooked without the prior written consent of the Regional Director and the Director. Elimination or reduction of these assets with the proceeds of other Bank extensions of credit is not considered collection for the purpose of this paragraph.
6. (a) Within 45 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director and the Director for review and comment a written plan to reduce the Bank's risk position in each asset in excess of $100,000 which is classified "Substandard" in the Report. In developing such plan, the Bank shall, at a minimum:
(i)   Review the financial  position of each such borrower,  including  source
                        of  repayment,   repayment  ability,  and  alternative
                        repayment sources; and
(ii)  Evaluate  the  available  collateral  for each  such  credit,  including possible  actions  to improve  the  Bank's  collateral
                        position.
(b)   Such plan shall include, but not be limited to, the following:
(i)   Dollar  levels to which the Bank shall reduce each asset within 6 and 12 months from the effective date of this ORDER; and
(ii)  Provisions for the  submission of monthly  written  progress  reports to the Bank's board of directors  for review and notation
                        in minutes of the meetings of the board of directors.
(c) As used in this paragraph, "reduce" means to: (1) collect; (2) charge off; or (3) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and DFI.
(d) Within 30 days from the receipt of any comment from the Regional Director and the Director, and after the adoption of any recommended changes, the Bank shall approve the written plan, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow this written plan.
7. (a) Within 90 days from the effective date of this ORDER, the Bank shall correct all documentation deficiencies in loans classified "Substandard" and loans listed for "Special Mention" in the Joint FDIC/DFI Report of Examination of the Bank as of December 3, 2001 ("Report").
(b) Following the effective date of this ORDER, the Bank's management shall submit a written progress report on correcting documentation deficiencies relating to loans classified "Substandard" and loans listed for "Special Mention" to the Bank's board of directors for review and notation in the minutes of the meetings of the board of directors.
8. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified "Loss" so long as such credit remains uncollected.
(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified "Substandard" or is listed for Special Mention and is uncollected unless the Bank's board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be placed in the appropriate loan file and shall be incorporated in the minutes of the applicable board of directors' meeting.
9. (a) Within 30 days from the effective date of this ORDER, the Bank shall replenish its allowance for loan and lease losses ("ALLL") in the amount of at least $750,000.
(b) Within 30 days from the effective date of this ORDER, the Bank shall make an additional provision for loan and lease losses which, after review and consideration by the board of directors, reflects the potential for further losses in the remaining loans or leases classified "Substandard" and all other loans and leases in its portfolio. In making this determination, the board of directors shall consider the Federal Financial Institutions Examination Council ("FFIEC") Instructions for the Reports of Condition and Income and any analysis of the Bank's ALLL provided by the FDIC.
(c) Within 30 days from the effective date of this ORDER, Reports of Condition and Income required by the FDIC and filed by the Bank subsequent to December 3, 2001, but prior to the effective date of this ORDER, shall be amended and refiled if they do not reflect a provision for loan and lease losses and an ALLL which are adequate considering the condition of the Bank's loan portfolio, and which, at a minimum, incorporate the adjustments required by this paragraph.
(d) Prior to submission or publication of all Reports of Condition and Income required by the FDIC after the effective date of this ORDER, the board of directors of the Bank shall review the adequacy of the Bank's ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the reserve recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank's ALLL provided by the FDIC.
(e) ALLL entries required by this paragraph shall be made prior to any Tier 1 capital determinations required by this ORDER.
(f) While this ORDER is in effect, the Bank shall submit to the Regional Director and the Director the analysis supporting the determination of the adequacy of its ALLL. These submissions shall be made at such times as the Bank files the progress reports otherwise required by the ORDER.
10. Within 90 days from the effective date of this ORDER, the Bank shall adopt and implement a written plan to reduce the concentrations in acquisition, development, and construction loans, in commercial real estate loans, and in high loan-to-value loans, as described in the Report. Such plan shall prohibit any additional advances that would increase the concentrations or create new concentrations and shall include, but not be limited to, the following:
(a) Within 270 days of the effective date of this ORDER, concentrations as a percentage of the Bank's Tier 1 capital shall be reduced to no more than the following:
Acquisition, Development and Construction:

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Residential Construction Spec                       10  Percent

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Residential Construction  Presold                   35  Percent

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Commercial Construction                              50  Percent

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Residential Lot Loans                                 5  Percent

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Subdivisions                                         25  Percent

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Commercial Real Estate:

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Office Building                                      35  Percent

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Strip Center                                          5  Percent

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Manufacturing                                         5  Percent

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Wholesale                                             5  Percent

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Retail                                               30  Percent

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Churches                                              5  Percent

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Warehouses                                           10  Percent

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Other Commercial Real Estate                         75  Percent

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Loans Secured by Multiple Collateral                 30  Percent

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High Loan-To-Value Loans--All Types                 100  Percent

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(b)   Provisions for the  submission of monthly  written  progress  reports to the Bank's board of directors for review and notation in minutes of the board of directors meetings.
(c)   Establishment  of  procedures  to ensure the  accurate  reporting of all
concentrations   to  the  Bank's  board  of   directors.   Reports   detailing
commercial real estate concentrations shall contain information regarding the specific types of credits within this concentration.
11.   (a)   Within  90  days  from  the  effective  date of  this  ORDER,  and annually thereafter, the board of directors of the Bank shall review the Bank's loan policy and procedures for adequacy and, based upon this review, shall make all appropriate revisions to the policy necessary to strengthen lending procedures and abate additional loan deterioration. The revised written loan policy and any subsequent modifications thereto shall be submitted to the Regional Director and the Director for review and comment upon their completion.
(b) The initial revisions to the Bank's loan policy required by this paragraph, at a minimum, shall include:
(i)   All recommendations detailed in the Report;
(ii)  A demand deposit overdraft policy; and
(iii) Review and  monitoring  procedures to ensure that all lending  personnel are adhering to  established  lending  procedures  and
                        that  the  Bank's  board  of  directors  is  receiving
                        timely and fully documented  reports on loan activity,
                        including any deviations from established policy.
(c) Within 30 days from the receipt of any comments from the Regional Director and the Director, and after the adoption of any recommended changes, the board of directors shall approve the written loan policy and any subsequent modification thereto, which approval shall be recorded in the minutes of a board of directors' meeting. Thereafter, the Bank shall implement and follow the amended written loan policy.
12. During the life of this ORDER, the Bank shall not increase its total assets by more than 3.0 percent during any consecutive three-month period without providing, at least 30 days prior to its implementation, a growth plan to the Regional Director and the Director. Such growth plan, at a minimum, shall include the funding source to support the projected growth, as well as the anticipated use of funds. This growth plan shall not be implemented without the prior written consent of the Regional Director and the Director. In no event shall the Bank increase its total assets by more than 12 percent annually. For the purpose of this paragraph, "total assets" shall be defined as in the FFIEC's Instructions for the Consolidated Reports of Condition and Income.
13.   Within 60 days from the  effective  date of this  ORDER,  the Bank shall
correct  the  violation  of  section   323.5(b)(1)   of  the  FDIC  Rules  and
Regulations, 12 C.F.R. 323.5(b)(1) cited in the Report. Within one year from the effective date of this ORDER, the Bank shall correct the concentrations of credit leading to the violation of Part 365 of the FDIC Rules and Regulations, 12 C.F.R. Part 365, in accordance with Paragraph 10 of this ORDER.
14.   (a)   Within 90 days from the  effective  date of this  ORDER,  the Bank
shall   adopt  and   implement  a  written   profit  plan  and  a   realistic,
comprehensive budget for all categories of income and expense for the remainder of calendar year 2002. Within 180 days from the effective date of this ORDER, the Bank shall adopt and implement a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2003. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank's overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components. A copy of the plan shall be submitted to the Regional Director and the Director upon its completion.
(b) Within 30 days from the end of each calendar quarter following completion of the profit plan and budget required by this paragraph, the
Bank's board of directors shall evaluate the Bank's actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors' meeting at which such evaluation is undertaken.
15. Following the effective date of this ORDER, the Bank shall send to its shareholders or otherwise furnish a description of this ORDER: (1) in conjunction with the next shareholder communication by Heartland Bancshares, Inc.; and (2) in conjunction with its notice or proxy statement preceding the next shareholder meeting of Heartland Bancshares, Inc. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, notice or statement shall be sent to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Department of Financial Institutions, State of Indiana, Indiana Government Center South, 402 West Washington Street, Room W066,
Indianapolis,   Indiana   46204,   for  review  at  least  20  days  prior  to
dissemination  to shareholders.  Any changes  requested to be made by the FDIC
or  DFI   shall  be  made   prior  to   dissemination   of  the   description,
communication, notice or statement. Disclosure by Heartland Bancshares Inc. through Form 10-K and Form 10-QSB filings with the Securities Exchange Commission ("SEC") describing this ORDER shall constitute compliance with the provisions of this paragraph, provided that the Bank notifies the Regional Director and Director in writing of its intention to comply with this provision through SEC filings.
16.   (a)   Within 30 days from the effective  date of this ORDER,  the Bank's board of directors shall have in place a program that will provide for monitoring of the Bank's compliance with this ORDER.
(b) Following the required date of compliance with subparagraph (a) of this paragraph, the Bank's board of directors shall review the Bank's compliance with this ORDER and record its review in the minutes of each regularly scheduled board of directors' meeting.
(c) Within 10 days after each board meeting following the effective date of the ORDER, the Bank shall submit to the Regional Director and Director the board packet from the board meeting.
17. Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Director written progress reports which have been formally adopted by the Bank's board of directors, detailing the actions taken to secure compliance  with the  ORDER  and the  results  thereof.  Such  reports  may be
discontinued   when  the   corrections   required  by  this  ORDER  have  been
accomplished and the Regional Director and the Director have, in writing, released the Bank from making further reports.
      The effective date of this ORDER shall be 10 calendar days after its issuance by the FDIC and DFI.
      The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
      The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and DFI.
      Pursuant to delegated authority.
      Dated:  May 1, 2002.

/s/ Scott M. Polakoff                        /s/ Charles W. Phillips
--------------------------------------       -----------------------------------
Scott M. Polakoff                            Charles W. Phillips
Regional Director                            Director
Chicago Regional Office                      Department of Financial
Federal Deposit Insurance Corporation        Institutions
                                             State of Indiana


                                             /s/ J. Philip Goddard
                                             -----------------------------------

                                      Attest:J. Philip Goddard
                                             Secretary to the Members